UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 28, 2024
THE TIMKEN COMPANY
(Exact name of registrant as specified in its charter)

Commission file number: 1-1169

Ohio		34-0577130
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

4500 Mount Pleasant Street NW
North Canton	Ohio	44720-5450
(Address of principal executive offices)		(Zip Code)

234.262.3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, without par value	TKR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01     Regulation FD Disclosure

On May 28, 2024, a subsidiary of The Timken Company (“Timken” or the “Company”) completed the sale of 5.00 million shares of Timken India Limited (“TIL”), a listed company. The transaction reduced the Company’s ownership in TIL from 57.70 percent to 51.05 percent, generating gross sales proceeds of over $230 million.

Timken plans to use the net proceeds (after taxes and other direct costs) from the transaction to support its 2024 capital allocation priorities. The net impact from the transaction and related use of proceeds is expected to be accretive to the Company’s earnings per share in 2024.

The Indian market remains strategically important to Timken. The Company intends to maintain a controlling interest in TIL and is currently planning no further sale transactions.

The information in this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-looking Statements

Certain statements in this filing (including statements regarding the Company’s beliefs, estimates, plans and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the Company's ability to respond to the changes in its end markets that could affect demand for the Company's products or services; unanticipated changes in business relationships with customers or their purchases from the Company; changes in the financial health of the Company's customers, which may have an impact on the Company's revenues, earnings and impairment charges; logistical issues associated with port closures or congestion, delays or increased costs; the impact of changes to the Company’s accounting methods; political risks associated with government instability; recent world events that have increased the risks posed by international trade disputes, tariffs, sanctions and hostilities; strained geopolitical relations between countries in which we have significant operations; weakness in global or regional general economic conditions and capital markets (as a result of financial stress affecting the banking system or otherwise); the impact of inflation on employee expenses, shipping costs, raw material costs, energy and fuel prices, and other production costs; the Company’s ability to satisfy its obligations under its debt agreements and renew or refinance borrowings on favorable terms in a high interest rate environment; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies, including realizing any accretion, synergies, and expected cashflow generation within expected timeframes or at all; fluctuations in customer demand; the Company’s ability to effectively adjust prices for its products in response to changing dynamics; the impact on the Company's pension obligations and assets due to changes in interest rates, investment performance and other tactics designed to reduce risk; the introduction of new disruptive technologies; unplanned plant shutdowns; the effects of government-imposed restrictions, commercial requirements, and Company goals associated with climate change and emissions or other sustainability initiatives; unanticipated litigation, claims, investigations remediation, or assessments; changes in the global regulatory landscape; restrictions on the use of, or claims or remediation associated with, per- and polyfluoroalkyl substances; the Company’s ability to maintain positive relations with unions and works councils; the Company’s ability to compete for skilled labor and to attract, retain and develop management, other key employees, and skilled personnel at all levels of the organization; negative impacts to the Company’s operations or financial position as a result of pandemics, epidemics, or other public health concerns and associated governmental measures; and the Company's ability to complete and achieve the benefits of announced plans, programs, initiatives, acquisitions and capital investments. Additional factors are discussed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2023, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

By:	/s/ Philip D. Fracassa
Philip D. Fracassa
Executive Vice President, Chief Financial Officer
Date: May 28, 2024